SECURED PROMISSORY NOTE
(Indian Springs)

U.S. $1,793,500.00                                                         Grapevine, Texas                                                                                       January 18, 2010

FOR VALUE RECEIVED, HLL LAND ACQUISITIONS OF TEXAS, L.P., a Texas limited partnership (“Borrower”), hereby makes and issues this Secured Promissory Note (this “Note”), and promises to pay to the order of UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the State of Maryland (together with its successors and assigns, “Lender”) the principal sum of U.S. One Million Seven Hundred Ninety-Three Thousand Five Hundred and NO/100 Dollars ($1,793,500.00) or, if greater or less, the aggregate amount of all funds advanced to Borrower under this Note, together with accrued, unpaid interest thereon, and all other amounts due to Lender hereunder.  This Note is subject to the following terms:

1.           Certain Definitions.  Certain capitalized terms which are defined in the text of this Note shall have the respective meanings given to such terms herein.  The following capitalized terms shall have the following meanings:

“Accrued Interest Payments” means the monthly interest payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein, and payable as provided herein.

“Advance Conditions” means each of the requirements set forth in Sections 6 and 7 of this Note.

“Affiliate” shall mean an individual or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.  The term “Control” as utilized herein means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through management, ownership, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower.

“Approved Builder” means Meritage, Lennar, and each other residential homebuilder acquiring Lots from Borrower for the purpose of constructing single family residences thereon which is approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

“Assignment and Subordination Agreements” means, collectively, (i) that certain Assignment and Subordination of Lot Sale and Purchase Contract with respect to the Meritage Lot Sale Contract, executed by Borrower in favor of Lender, (ii) that certain Assignment and Subordination of Lot Sale and Purchase Contract with respect to the Lennar Lot Sale Contract, executed by Borrower in favor of Lender, and (iii) each other Assignment and Subordination of Lot Sale and Purchase Contract executed by Borrower in favor of Lender with respect to any Lot Sale Contract entered into after the Effective Date, as each may be amended, modified, renewed, superseded, or replaced from time to time. .

“Base Rate” means the lesser of (i) thirteen percent (13.0%), accrued monthly and compounded annually, or (ii) the Highest Lawful Rate.

“Collateral” means, collectively, all property, assets and rights in which a Lien in favor of Lender is or has been granted or arises or has arisen or may hereafter be granted or arise, under or in connection with any Loan Document or otherwise, to secure payment or performance of all or any part of the Debt.  Without limitation of the foregoing, the term “Collateral” includes, without limitation, (i) each Lot Sale Contract, (ii) all Earnest Money, and (iii) all Mortgaged Property.

“Commitment” means the aggregate amount to be funded by Lender to Borrower hereunder (excluding Interest Reserve) which, amount is equal to the sum of (i) the Initial Funding Amount and (ii) the Origination Fee.

“Debt” means all Indebtedness (principal, interest or other) evidenced by this Note and all Indebtedness (principal, interest or other) owing to Lender incurred under or evidenced by the other Loan Documents.  The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Borrower or (b) the obligations of Borrower shall cease to exist by operation of law or for any other reason.  The Debt also includes all reasonable attorneys’ fees and any other reasonable expenses incurred by Lender in enforcing any of the Loan Documents.

“Deed of Trust” shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing recorded or to be recorded in the real property records of Bexar County, Texas, naming Borrower as the grantor and Lender as the beneficiary thereunder, granting Lender a security interest in and a Lien on the Mortgaged Property to secure the payment and performance of Borrower’s obligations under this Note and the other Loan Documents, subject only to Permitted Exceptions and being superior in priority over all Liens, as it may be amended, modified, renewed, extended, superseded, or replaced from time to time.

“Default Rate” means the lesser of (i) eighteen percent (18%), accrued monthly and compounded annually, or (ii) the Highest Lawful Rate.

“Discretionary Advances” has the meaning given to such term in Section 3(b).

“Disposition” means any sale, lease, transfer, assignment, exchange or conveyance of any portion of the Mortgaged Property in whole or in part.

“Earnest Money” means any form of earnest money supporting a Lot Sale Contract including, without limitation, cash on deposit with a title company or released to Borrower, and letters of credit.

“Earnest Money Assignment” means, for each Lot Sale Contract supported by Earnest Money an Assignment of Earnest Money Proceeds executed by Borrower in favor of Lender, providing for a Lien and security interest on the Earnest Money supporting such Lot Sale Contract, in the form approved by Lender in its sole discretion.

“Effective Date” means January 18, 2010.

“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement to be executed by Borrower in favor of Lender, pursuant to which Borrower agrees to indemnify Lender from environmental liabilities associated with the Mortgaged Property, as it may be amended, modified, renewed, supplemented, extended, increased, superseded, or replaced from time to time.

“Event of Default” has the meaning given to such term in Section 11 of this Note.

“Finished Lot” means a fully developed finished single-family residential lot owned by Borrower which has been accepted by each of the City of San Antonio, Bexar County and any water district or other governing district for The Preserve at Indian Springs, and which is deemed by Lender to be a “finished” single-family residential lot.

“General Partner” means HLL Development, LLC, a Texas limited partnership.

“Good Accounting Practice” shall mean such accounting practice as, in the opinion of independent certified public accountants satisfactory to Lender, conforms at the time to generally accepted accounting principles or, with the express prior written consent of Lender in any applicable case, cash basis of accounting or the federal income tax basis of accounting, consistently applied.  Each accounting term not defined in this Note shall have the meaning given to it under Good Accounting Practice.

“Highest Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the Debt evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

“Indebtedness” shall mean and include (i) all items which in accordance with Good Accounting Practice would be included on the liability side of a balance sheet on the date as of which indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits), (ii) guaranties, endorsements and other contingent obligations in respect of indebtedness of others, or any obligations to purchase or otherwise acquire any such indebtedness of others, and (iii) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to or burdened by such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed.

“Initial Funding Amount” means One Million Four Hundred Eighty-Six Thousand One Hundred Twenty-Five and NO/100 Dollars ($1,486,125.00).

“Interest Reserve” means an interest reserve in the maximum amount of Two Hundred Eighty-Nine Thousand Four Hundred Forty and No/100 Dollars ($289,440.00) provided by Lender for the purpose of funding accrued interest on the Note as it becomes due and payable subject to, and in accordance with, the provisions of Sections 4(b) and 4(c) of this Note.

“Interest Reserve Advance” means an advance under this Note in the amount of an Accrued Interest Payment pursuant to Section 4(b) of this Note.

“Land Development” means UMTH Land Development, L.P., a Delaware limited partnership.

“Lender Representatives” has the meaning given to such term in Section 9(m).

“Lennar” means Lennar Homes of Texas Land and Construction, Ltd., a Texas limited partnership and its assigns.

“Lennar Lot Sale Contract” means that certain Contract of Sale dated on or about December 17, 2004, between Borrower, as the seller thereunder, and Lennar or its assigns as the buyer thereunder, as amended by that certain First Amendment to Contract of Sale dated effective August 1, 2007, that certain Second Amendment to Contract of Sale dated effective November 29, 2007, that certain Third Amendment to Contract of Sale dated effective July 8, 2008, and that certain Fourth Amendment to Contract of Sale dated effective June 8, 2009 (as so amended, and as it may be further amended, modified, renewed, superseded, or replaced from time to time).

“Lien” means any lien, security interest, collateral assignment, charge, tax lien, pledge, encumbrance, conditional sales or other title retention arrangement or any other interest in property designed to secure the repayment of Indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.

“Loan” means the full amount of loan made to Borrower pursuant to this Note including all principal, interest, the Origination Fee, and Loan Expenses.

“Loan Documents” means, collectively, this Note, the Deed of Trust, the Environmental Indemnity Agreement, the Assignment and Subordination Agreements, the Lot Purchaser Consents, the Origination Fee Letter, the Earnest Money Assignments, all Officer’s Certificates, and all other documents, certificates, instruments, and agreements executed, entered into or delivered by Borrower or any of its affiliates in connection with the Loan, as each such document may be amended, modified, renewed, superseded, or replaced from time to time.

“Loan Expenses” has the meaning given to such term in Section 2(a).

“Lot” shall mean each of the seventy-one (71) Finished Lots that are a part of the Mortgaged Property, as referenced on Exhibit “A” to the Deed of Trust.

“Lot Purchaser” means (i) an Approved Builder or (ii) any other Person acquiring Lots from Borrower, subject to approval by Lender in its sole discretion.

“Lot Purchaser Consents” means, collectively, (i) that certain Consent to Assignment, Subordination and Estoppel Certificate and Agreement executed by Meritage for the benefit of Lender, (ii) that certain Consent to Assignment, Subordination and Estoppel Certificate and Agreement executed by Lennar for the benefit of Lender, and (iii) each other Consent to Assignment, Subordination and Estoppel Certificate and Agreement executed by a Lot Purchaser in favor of Lender with respect to any Lot Sale Contract entered into after the Effective Date, as each may be amended, modified, renewed, superseded, or replaced from time to time.

“Lot Sale Contract” means, collectively, each contract or agreement entered into by and between Borrower and a Lot Purchaser relating to the acquisition from Borrower of Lots, including, without limitation, (i) the Meritage Lot Sale Contract, (ii) the Lennar Lot Sale Contract and (iii) each other contract or agreement between Borrower, as the seller thereunder, and a Lot Purchaser, as the buyer thereunder, providing for the acquisition of Lot(s), in each case, as it may be amended, modified, renewed, superseded, or replaced from time to time.

“Manager” means United Development Funding II, Inc., a Delaware corporation.

“Maturity Date” means July 18, 2011.

“Meritage” means Meritage Homes of Texas, LLC, an Arizona limited liability company and its assigns.

“Meritage Lot Sale Contract” means that certain Purchase and Sale Agreement and Joint Escrow Instructions dated July 20, 2009 between Borrower, as the seller thereunder, and Meritage or its assigns as the buyer thereunder, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of August __, 2009, as so amended, and as it may be further amended, modified, renewed, superseded, or replaced from time to time.

“Mortgaged Property” has the meaning given to such term in the Deed of Trust.  The Mortgaged Property includes the Lots.

“Note” means this Secured Promissory Note as defined in the introductory paragraph hereof, as it may be amended, modified, renewed, supplemented, extended, increased, superseded, or replaced from time to time.

“Officer’s Certificate” means a certificate executed by a duly authorized officer of the Borrower’s general partner certifying that (i) no Event of Default has occurred and is continuing under this Note, (ii) all representations and warranties made by Borrower, respectively, in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower has complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed.

“Organizational Agreement” shall mean (i) in respect of a corporation, the Articles of Incorporation certified to a current date by the Secretary of State in which such corporation is incorporated and the Bylaws of a corporation certified to a current date as true and correct by the secretary or assistant secretary of a corporation; (ii) in respect of a general partnership, a partnership agreement; (iii) in respect of a joint venture, a joint venture agreement; (iv) in respect of a limited partnership, a partnership agreement and the certificate of limited partnership certified to a current date by an appropriate governmental authority of the state in which the limited partnership is organized; (v) in respect of a trust, a trust agreement; and (f) in respect of a limited liability company, the certificate of organization certified to a current date by the Secretary of State in which such limited liability company is organized and the regulations of a limited liability company certified to a current date as true and correct by the manager of a limited liability company; and any and all future modifications thereof which are consented to by Lender.

“Origination Fee” shall mean a fee payable to Land Development, charged in consideration of the origination of the Loan and payable as provided in the Origination Fee Letter.

“Origination Fee Letter” shall mean that certain letter agreement between Borrower and Land Development, pursuant to which Borrower agrees to pay Land Development the Origination Fee as provided in the Origination Fee Letter.

“Partial Release Price” shall mean, for each closing of a Lot or Lots under a Lot Sale Contract and Borrower’s request for Lender’s release of its Lien against such Lot or Lots, the greater of (i) $35,000 per Lot, (ii) all net proceeds paid to Borrower for the Lot or Lots being acquired by the Lot Purchaser, after giving effect to the following reductions:  (x) any credit to the Purchase Price resulting from the application of Earnest Money, if any, to the Purchase Price pursuant to the applicable Lot Sale Contract, and (y) any other expense at closing that is approved by Lender in writing to be deducted from the net proceeds that would otherwise be due to Lender.

“Permitted Exceptions” has the meaning given to such term in the Deed of Trust.

“Person” means a corporation, limited liability company, general partnership, limited partnership, trust, or other entity, or any individual.

“Purchase Price” means, for each Lot Sale Contract, the purchase price for the Lot or Lots being acquired thereunder, without credit or reduction.

“Reimbursement Contract” has the meaning given to such term in Section 9(r).

“Release Party” has the meaning given to such term in Section 9(q).

“Title Policy” shall mean the policy of title insurance and all endorsements thereto requested by Lender, in the total Loan amount, issued in favor of Lender and naming Lender and its assigns as insured mortgagee by a title company acceptable to Lender and insuring that title to the Mortgaged Property covered by the Deed of Trust is vested in Borrower, free and clear of any Lien, objection, exception or requirement other than the Permitted Exceptions, containing such endorsements as Lender may require.

“UDF” means United Development Funding, L.P., a Delaware limited partnership.

2.           Loan Expenses; Fees.

(a)           To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with any of the following (collectively, “Loan Expenses”):

(i)           the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility represented by or secured by the Loan Documents, including legal, accounting, auditing, architectural, engineering, due diligence, title company, and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect pursuant to any Loan Document;

(ii)           Lender’s evaluating, monitoring, administering and protecting the Mortgaged Property, or any other Collateral or employing others to do so or to perform due diligence for Lender with respect thereto; and

(iii)           Lender’s creating, perfecting and realizing upon Lender’s security interest in, and the Liens on, the Mortgaged Property, or any other Collateral, and all costs and expenses relating to Lender’s exercising any of its rights and remedies under any Loan Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Mortgaged Property, or any other Collateral, and all fees and expenses for any professional services or any operations conducted in connection therewith.  Notwithstanding the foregoing, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Loan Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Mortgaged Property, or any other Collateral or any operations conducted in connection with it for the benefit of Borrower or any other Person other than Lender.

(b)           Origination Fee.  Borrower agrees to pay Land Development an Origination Fee in the amount of $17,935, as further provided in the Origination Fee Letter.  Borrower has requested, and Lender has agreed, to fund the Origination Fee from Commitment proceeds at the closing of the Loan.

(c)           Usury Savings Clause Applies.  Borrower agrees that Lender has provided, and shall provide, separate and distinct consideration for the fees and expenses described in Sections 2(a) and (b) above and elsewhere in the Loan Documents and/or that such fees and expenses represent bona fide fees and expenses incurred by Lender.  Borrower and Lender further agree that such fees and expenses are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money.  Despite the foregoing and notwithstanding anything else in this Note and the other Loan Documents to the contrary, if any fees or expenses charged or chargeable to Borrower hereunder are determined to constitute interest and such fees or expenses, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful  Rate, then Section 12 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.

3.           Closing; Commitment; Discretionary Advances.

(a)           Closing; Commitment.  Subject to the Advance Conditions, Lender agrees to advance the Commitment to Borrower at the closing of the Loan.  Notwithstanding anything else to the contrary contained herein, Lender shall have no obligation to make any advance of the Commitment unless each of the Advance Conditions have been satisfied.  This Note is not a revolver and thus, the portion of the Commitment borrowed may not be repaid to Lender and subsequently reborrowed under this Note.  The Interest Reserve is not included in the Commitment.

(b)           Discretionary Advances.  Lender is authorized to make advances hereunder that Lender, in its sole discretion, deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower pursuant to the terms of this Note or any other Loan Document (such advances made for the foregoing purposes are referred to herein as the “Discretionary Advances”).  Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note).  The making by Lender of any Discretionary Advance shall not cure or waive any Event of Default hereunder (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived).

4.           Interest; Payments. Borrower agrees with each of the following provisions:

(a)           Interest Rate.  The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, unless the Default Rate shall apply.  Subject to the other provisions of this Note, upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, at Lender’s option, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, until all such delinquent amounts are paid and such breach or Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived.

(b)           Interest Payments; Interest Reserve Advances.  Borrower agrees to make Accrued Interest Payments to Lender on the last day of each month while the Loan is outstanding, in an amount equal to the interest accrued on the outstanding principal balance of this Note during each such month.  Notwithstanding the foregoing sentence, on each date that an Accrued Interest Payment becomes due and payable hereunder, provided that the Advance Conditions are then satisfied and that a sufficient amount of Interest Reserve is available for the funding of an Interest Reserve Advance, Lender shall make an Interest Reserve Advance hereunder in the amount of such Accrued Interest Payment which shall be applied to the Accrued Interest Payment then due and payable. Lender may, but is not obligated to, make Interest Reserve Advances hereunder whether or not the Advance Conditions have been met, provided, however, that if the Advance Conditions are not then met, any such Interest Reserve Advances shall be made at Lender’s option and in its sole discretion.  Provided that Borrower met all of the Advance Conditions for an Interest Reserve Advance, upon Lender funding such Interest Reserve Advance hereunder, the corresponding Accrued Interest Payment for such month shall be deemed to be satisfied.  Upon each Interest Reserve Advance, irrespective of whether the Advance Conditions were met, (i) the amount of remaining Interest Reserve (if any) shall be reduced by the amount of such Interest Reserve Advance and (ii) such Interest Reserve Advance funded by Lender hereunder shall automatically become principal outstanding under this Note upon such funding.  Borrower agrees that the Interest Reserve Advances may be funded by Lender in Lender’s sole discretion even if such funding causes the outstanding principal balance of this Note to exceed its face amount, and that any such Interest Reserve Advances funded in excess of the face amount of this Note shall be repaid to Lender in accordance with the provisions of this Note.  Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Note, Lender shall not be obligated to make any further Interest Reserve Advances, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived, and (ii) in no event shall Lender be obligated to make any Interest Reserve Advance that would cause the aggregate amount of Interest Reserve Advances made hereunder to exceed the remaining Interest Reserve.

(c)           Interest and Principal Payments.  Except earlier upon any acceleration of this Note:

(i)           Borrower promises to pay to Lender, monthly Accrued Interest Payments on the last day of each month for interest accrued during that month, unless Lender applies the Interest Reserve to such Accrued Interest Payment as provided in Section 4(b) of this Note;

(ii)           in addition to the payments required by the provisions of clause (i) above, concurrently with each Disposition of the Lots pursuant to a Lot Sale Contract, Borrower promises to pay or cause to be paid to Lender, the Partial Release Price for each Lot released from Lender’s Lien thereon;

(iii)           in addition to the payments required by the provisions of clauses (i) and (ii) above, concurrently with any Disposition of the Mortgaged Property or any part or parcel thereof or other than pursuant to a Lot Sale Contract, Borrower promises to pay to Lender the full amount of the proceeds received by or due to Borrower from such Disposition (such Disposition being subject to Lender’s prior written consent which may be given or withheld in its sole discretion, unless the Disposition results in the Debt being paid in full); and

(iv)           in addition to the payments required by the provisions of clauses (i), (ii) and (iii) above, Borrower promises to pay to Lender the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due hereunder, on or prior to the Maturity Date.

5.           Terms and Conditions of Payment.

(a)           Application of Payments.  Subject to the application of Interest Reserve Advances to Accrued Interest Payments as provided in Section 4(b) of this Note, all payments on this Note shall be applied first, to unpaid Loan Expenses due hereunder, next, to unpaid accrued interest, and last, to principal outstanding under this Note (being applied first to any portion of principal attributable to Interest Reserve Advances).  Notwithstanding the foregoing sentence, if any Event of Default occurs and is existing under this Note or any other Loan Document, Lender shall have the right to apply payments toward amounts due under this Note as Lender determines in its sole discretion.

(b)           General.  All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender.  Borrower shall make each payment which it owes under this Note and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim.  Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Note with an amount owed by Lender to Borrower under any other arrangement.  All payments shall be made by cashier's check or wire transfer of immediately available funds.  Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension.  Each such payment must be received by Lender not later than 3:00 p.m., Grapevine, Texas time on the date such payment becomes due and payable.  Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

(c)           Prepayment.  Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty, by giving Lender no less than ten (10) days prior written notice of such termination; provided, that interest shall accrue on the portion of this Note so prepaid through the date of such prepayment.

6.           Loan Deliveries.  At or prior to the closing of this Note, Borrower shall deliver or cause to be delivered to Lender, the following items, each of which shall be satisfactory in form and substance to Lender:

(a)           originals duly executed by Borrower other party (other than Lender) who is a signatory thereto, of this Note and each other Loan Document including, without limitation, the Lennar Lot Sale Contract, the Meritage Lot Sale Contract, the Lot Purchaser’s Consents for Meritage and Lennar, the Earnest Money Assignment for Meritage, and the Deed of Trust;

(b)           a certified copy of the Organizational Agreements of Borrower, the General Partner and the Manager;

(c)           certificates of existence and good standing for Borrower, the General Partner and the Manager issued by the appropriate state authorities;

(d)           resolutions of the Manager, acting on its behalf and on behalf of the General Partner and Borrower, authorizing the execution, delivery, and performance of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby;

(e)           copies of the liability insurance and casualty insurance policies covering Borrower and the Mortgaged Property, evidence of payment of the premiums therefor through at least one year and endorsements of such policies to Lender (in accordance with and meeting the requirements of Sections 9(o) and (p) hereof);

(f)           a duly executed Officer’s Certificate;

(g)           all written consents that are required with respect to or necessitated by this Note and the other Loan Documents and the transactions contemplated hereby and thereby;

(h)           the following documents and materials: (i) a current appraisal assessing the fair market value of the Mortgaged Property, subject to Lender’s review and acceptance, completed by an appraiser acceptable to Lender (ii) all environmental site assessments and reports with respect to the Mortgaged Property, including, but not limited to, a wetlands assessment; (iii) all engineering reports and studies, soil analysis, construction, structural and mechanical feasibility reports; all surveys, survey maps, plats and proposed plats; all development plans, construction plans, and other plans and specifications; all topographic, drainage and contour maps and all other reports, maps, studies and surveys of engineers, architects and others; (iv) the fully executed Meritage Lot Sale Contract and Lennar Lot Sale Contract, (v) all sales and marketing plans for the Mortgaged Property, (vi) all contracts and agreements with developers, engineers, contractors, subcontractors, consultants and others relating to supervision and maintenance of, and other professional services relating to the Mortgaged Property; (vii) copies of all easements and encumbrances affecting the Mortgaged Property, including land use, water use, mineral rights, surface rights, zoning, subdivision, grading, environmental restrictions, and neighborhood association rights and restrictions, (viii) the commitment for the issuance of the Title Policy for Mortgaged Property, and the title exception documents, and (ix) all permits, approvals, and authorizations necessary to develop the Mortgaged Property in compliance with applicable governmental laws, rules, and regulations; and

(i)           such other and further documents, agreements and certificates as are reasonably required by Lender.

7.           Conditions Precedent to Commitment.  Borrower agrees that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund the Commitment and any Interest Reserve Advance shall be conditioned upon the satisfaction by Borrower of each of the following conditions:

(a)           an officer of the Borrower’s general partner shall have executed and delivered to Lender, an Officer’s Certificate dated the funding date, certifying that all matters in the Officer’s Certificate are true and correct in all respects;

(b)            all of the Loan Documents shall have been executed and delivered, and shall be valid, enforceable and in full force and effect;

(c)           the Origination Fee and all fees and expenses owed to Lender under any of the Loan Documents shall have been paid in full (or Lender shall have agreed to fund the Origination Fee and such fees and expenses out of the proceeds of the Commitment);

(d)           the title agent shall have delivered to Lender the title company’s unconditional commitment to issue the Title Policy to the Lender pursuant to a commitment, in form and content satisfactory to Lender, wherein the title company agrees to provide the Title Policy to Lender, obtained at Borrower’s expense;

(e)           no Event of Default shall have occurred and be continuing; and

(f)           Borrower shall have complied with each other request of Lender.

8.           Representations and Warranties.  Borrower, the General Partner and the Manager represent and warrant to Lender that:

(a)           Due Organization, Existence and Authority.  Each of the Borrower, the General Partner and the Manager (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its properties, carry on its business as presently conducted and as proposed to be conducted, and to enter into and perform its obligations under this Note and the other Loan Documents to which it is a party.

(b)           Loan Documents Authorized.  The execution and delivery by Borrower, the General Partner and the Manager of this Note and the other Loan Documents and the full and timely performance of all obligations thereunder have been duly authorized by all necessary action under the Organizational Agreement of Borrower, the General Partner, the Manager and otherwise.

(c)           Loan Documents Valid, Binding and Enforceable.  This Note and the other Loan Documents have been duly and validly executed, issued and delivered by Borrower, the General Partner and the Manager and constitute the valid and legally binding obligations of Borrower, the General Partner and the Manager enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditor’s rights.

(d)           No Violation.  The execution, delivery and performance by Borrower of the Loan Documents does not and will not (i) contravene the Organizational Agreement of Borrower, the General Partner or the Manager, (ii) contravene any law, rule or regulation, or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting Borrower or the Collateral, (iii) require any approval or consent of any manager, member, lender or any other Person, other than approvals or consents that have been previously obtained and disclosed in writing to the Lender, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or the Collateral may be bound or affected, or (v) result in, or require the creation or imposition of, any Lien (other than the Liens contemplated by the Loan Documents) with respect to the Collateral.

(e)           Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Documents.

(f)           Government Regulations.  Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act or the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Indebtedness

(g)           Securities Activities.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than twenty five (25%) of the value of the assets of said entities consists of such margin stock.

(h)           Suits.  There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, or except for matters that occurred prior to Borrower’s acquisition of the Mortgaged Property, the Collateral, or involving the validity or enforceability of the Loan Documents or the priority of the Liens created or evidenced thereby, at law or in equity, or before or by any governmental authority.

(i)           Financial Statements Complete and Accurate.  All information supplied and statements made to Lender by or on behalf of Borrower in any financial statement furnished or application for credit made prior to, contemporaneously with or subsequent to the execution of this Note are and shall be true, correct, complete, valid and genuine; such financial statements and applications for credit have been prepared in accordance with Good Accounting Practice and fully and accurately present the financial condition of the subject thereof as of the date thereof and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by Borrower since the respective dates thereof other than (i) the borrowing contemplated hereby and (ii) other borrowings approved by Lender’s prior written consent.

(j)           Environmental Liability.  To the knowledge of Borrower, no hazardous substances or solid wastes have been disposed of or otherwise released on the Mortgaged Property in violation of Environmental Laws, nor is the Mortgaged Property including its soil, ground, water, air and other elements, contaminated by hazardous substances or solid wastes in violation of Environmental Laws.  The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et. seq.)  (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et. seq.) (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(k)           Tax Liabilities.  Borrower has filed all tax returns required to be filed, or has obtained an extension which is currently valid and in effect, for all federal, state, county, local, and foreign tax returns and reports required to be filed, including, without limitation, taxes on the Collateral and all applicable income, payroll, personal property, real property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes.  Borrower has paid in full all taxes that have become due as reflected on all such returns and reports including any interest and penalties, expect for taxes being contested in good faith and for which such taxpayer has set aside adequate reserves for the payment thereof.  Borrower as established adequate reserves for all taxes payable but not yet due.  No governmental claim for additional taxes, interest, or penalties is pending or, to the knowledge of Borrower, threatened against Borrower or the Collateral.

(l)           Compliance With Legal Requirements.  Borrower is in compliance with all legal requirements in respect of the conduct of its business and the ownership of its assets.  Borrower owns or has the continuing right to use all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.

(m)           Full Disclosure.  None of the representations, warranties, covenants, agreements or statements contained in any Loan Document or any schedule, exhibit, report, statement or certificate furnished to Lender by or on behalf of Borrower in connection with the Loan contains or will contain any untrue statement of a material fact, or omits or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(n)           No Known Material Adverse Fact.  Borrower knows of no fact which materially and adversely affects the Collateral, or the business, operations, prospects or condition, financial or otherwise, of Borrower except for matters fully disclosed to Lender.

(o)           Survival of Representations and Warranties.  All representations and warranties made by or on behalf of Borrower herein or in any other Loan Document shall survive the delivery of this Note and the making of the Loan and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

(p)           No Usury.  Without limiting the generality of any other representation or warranty set forth herein or in any other Loan Document, the Loan is a commercial loan and not usurious under the laws of the State of Texas.

(q)           Adequate Consideration.  Prior to entering into this Note and the other Loan Documents, Borrower has reviewed the benefits to be provided to it as a result of the Lender making the Loan and have concluded that the benefits are reasonably equivalent in value to the Collateral to be pledged to secure the Loan and the obligations assumed and to be assumed by it pursuant to the Loan Documents.

(r)           No Partnership, Joint Venture or Agency Intended.  Nothing in this Note or the other Loan Documents is intended or shall in any way be construed so as to create any form of partnership, joint venture or agency relationship between the Borrower, on the one hand, and the Lender on the other hand, the parties hereto having expressly disclaimed any intention of any kind to create any partnership or agency relationship between them resulting from or arising out of the Loan Documents.

(s)           No Reimbursement Contract.  As of the Effective Date, no Reimbursement Contract exists or has ever existed with respect to the Mortgaged Property.

(t)           Lot Sale Contracts.  On the Effective Date, no Lot Sale Contract exists except for (i) the Lennar Lot Sale Contract and (ii) the Meritage Lot Sale contract.

9.           Covenants.  Borrower, the General Partner and the Manager covenant and agree with Lender that they will, at all times prior to payment in full of this Note and termination of Borrower’s obligations hereunder, comply with each of the following covenants below:

(a)           Payment; Performance.  Borrower shall promptly pay all amounts due and owing to Lender under this Note.  Borrower shall timely perform and comply with each agreement and covenant made by it under this Note and the other Loan Documents.

(b)           Use of Proceeds.  Borrower shall use the proceeds of this Note solely for business purposes.  In no event shall the proceeds of this Note be used, directly or indirectly, by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

(c)           Lots.  Each of the Lots is a Finished Lot and is suitable for the construction of a single family residence thereon.

(d)           Termination of Existence.  Borrower shall no cause or permit, or enter into any agreement to cause or permit, the dissolution or termination of the existence of Borrower, or the merger, consolidation, or reorganization of Borrower with or into any other entity, whether or not such party would be the surviving entity.

(e)           Notice of Certain Events.  Borrower shall promptly notify Lender in writing of the occurrence of any event or series of events causing, or that could be expected to cause or has caused (i) a material adverse effect on the operations or financial condition of Borrower, (ii) the occurrence of any Event of Default (without giving effect to any cure period applicable thereto), or (iii) any default by Borrower or the acceleration of the maturity of any Indebtedness owed by Borrower under any agreement for borrowed money or any indenture, mortgage, agreement, promissory note, contract or other instrument to which Borrower is a party or by which any material asset or property of Borrower is bound.  In addition, Borrower agrees to notify Lender in writing at least twenty (20) business days prior to the date that Borrower changes its name or address, the location of its chief executive office or principal place of business, and the place where it keeps its books and records.

(f)           Financial Statements; Tax Returns.  Borrower shall deliver or cause to be delivered to Lender, the following:

(i)           within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto;

(ii)           within one hundred twenty (120) days after the end of each fiscal year, the unaudited financial statements of Borrower, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto;

(iii)           copies of all federal and state tax returns prepared with respect to Borrower within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority, along with an audit thereof upon request of Lender; and

(iv)           such other information relating to the financial condition and affairs of Borrower, and the Collateral as Lender may from time to time request.

All financial statements shall be accompanied by duly executed Financial Statement Certifications.

(g)           Taxes.  Borrower shall pay or cause to be paid all federal, state and local taxes levied against it and its assets and the Collateral as they become due and payable and before the same become delinquent.  Borrower shall furnish to Lender evidence that all such taxes are paid within ten (10) days following the date of payment.  Notwithstanding the foregoing, Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) they have notified Lender of the intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with Good Accounting Practice.

(h)           Liens.  Borrower shall not create, incur, assume, permit or suffer to exist any Lien on or against the Collateral including, without limitation, the Mortgaged Property, except as otherwise affirmatively stated in the Loan Documents.

(i)           Operation of Business.  Borrower shall operate its business in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances.  Borrower shall maintain or engage sufficient qualified personnel for the operations of its business.  Borrower shall maintain its existence and good standing in each state where it operates or does any business, except in any jurisdictions where the failure to maintain such existence and good standing would not have a material adverse effect individually or in the aggregate, on its financial condition or operations.  Borrower shall obtain, maintain and keep current, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any governmental authority or which are required by applicable federal, state or local laws, regulations and ordinances.

(j)           No Work Performed. No labor or services will be performed by on behalf of Borrower, and no materials will be furnished or delivered by on or behalf of Borrower to, the Mortgaged Property prior to the recording the Deed of Trust, which could give rise to a Lien on the Mortgaged Property with priority equal to or greater than the Liens and security interests of the Deed of Trust or other Loan Documents.

(k)           Borrower and Mortgaged Property Documents.  In addition to the information otherwise required to be provided to Lender pursuant to this Note, Borrower shall, promptly upon request, furnish to Lender, all of the following documents:

(i)           all documents, certificates, agreements, contracts and other materials provided for in the Advance Conditions, including, without limitation, all amendments, modifications, and supplements thereto, and all new and additional documents, certificates, and agreements, contracts and other materials relating thereto;

(ii)           all capital expenditure and expense reports, invoices and documentation of expenses and capital expenditures, bank account information and records, and other material financial and operational information related to the Mortgaged Property;

(iii)           minutes of the meetings and all written consents of the general partner or partners of Borrower relating in any respect to the Mortgaged Property;

(iv)           promissory notes, loan documents, contracts and agreements evidencing Indebtedness of Borrower and all amendments, modifications and supplements thereto;

(v)           any new documents or information, and any updates, supplements, or replacements for any documents or information, required to be delivered to Lender pursuant to the Loan Documents;

(vi)           each Lot Sale Contract and each amendment, modification and supplement thereto (provided, that by this reference, Lender shall not be deemed to have approved any such amendment, modification or supplement);
(vii)           contracts and agreements relating to the Mortgaged Property, its maintenance, and administration; and

(viii)           all other information with respect to Borrower and the Collateral that Lender may reasonably request from time to time.

(l)           Transactions with Affiliates.  Borrower shall not enter into or be a party to any agreement or transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arms-length transaction with a Person not an Affiliate of Borrower, and on terms consistent with the business relationship of Borrower and such Affiliate prior to the Effective Date, and fully disclosed to Lender.

(m)           Audit.  Borrower shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time, at Borrower’s expense, to (a) audit all books and records related to Borrower and the Collateral including, without limitation, the Mortgaged Property, and (b) visit and inspect the offices of Borrower and to inspect and make copies of all books and records, and to write down and record any information the Lender Representatives obtain.  Borrower agrees to cooperate fully with Lender in connection with such audits and inspections.

(n)           Agreements related to the Mortgaged Property.  Without the prior written consent of Lender, Borrower shall not enter into, amend, modify or terminate any agreement related to the Collateral that reasonably would be expected to hinder, delay or impair the timely payment of the Debt, or the performance by Borrower of any of its Obligations under the Loan Documents or that could have a material adverse effect on the value of the Collateral or Lender’s Liens against the Collateral.

(o)           General Liability Insurance.  Borrower shall at all times maintain or cause to be maintained general liability insurance with coverage amounts that are normal and customary for similarly-situated entities engaged in similar businesses.  Each such policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein.  Borrower shall obtain an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to Lender, and evidence of payment of the premium for each such policy.

(p)           Property Insurance.  Borrower shall, at all times maintain hazard insurance on the Mortgaged Property with coverage amounts that are normal and customary for similar properties.  Each such policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein.  Borrower shall obtain an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, and evidence of payment of the premium for each such policy.

(q)           Communications.  Borrower hereby consents to and agrees that Lender and its representatives, employees, project managers, and consultants may communicate with (verbally and in writing, in person and via electronic communications), and exchange information among and between, (i) all contractors, subcontractors, engineers, design professionals and all others who provide work and/or services with respect the Mortgaged Property or any portion thereof, together with their respective principals, employees and agents, (ii) all Persons having an interest in the Collateral, in whole or in part, and (iii) all lenders and potential lenders that may or do provide financing to Borrower.  Borrower hereby releases and holds harmless, and agrees to indemnify, Lender, its general partner and their respective partners, officers, directors, shareholders, representatives, employees, and agents (each, a “Released Party”), from and against any and all damages, claims, liabilities and expenses related to, associated with or in respect of any such communications or exchanges of information, whether or not they shall be caused in whole or in part by the negligence of a Released Party, excluding Lender’s intentional misconduct or gross negligence.

(r)           Reimbursement Contract.  Borrower shall obtain Lender’s written consent prior to entering into, or permitting any Affiliate to enter into, any contract or agreement with any city, district or other governmental authority providing for the sharing, payment and/or reimbursement of the costs of planning and/or construction with respect to the Mortgaged Property such as, but not limited to, a municipal utility district or public improvement district reimbursement agreement (each, a “Reimbursement Contract”) or prior to becoming an assignee of, or otherwise becoming entitled to received proceeds under, any such Reimbursement Contract.  As a condition to giving its prior written consent, Borrower agrees that Lender may require, in its sole discretion, that the Reimbursement Contract and/or the proceeds therefrom or related thereto be assigned to Lender to be applied to reduce Borrower’s obligations hereunder pursuant to a form of assignment satisfactory to Lender in form and substance and filed of record.

(s)           Compliance with Lot Sale Contracts.  Borrower shall comply in all respects with its obligations under each Lot Sale Contract and shall not take any action or inaction that creates a Borrower default under any such Lot Sale Contract.  Borrower shall not terminate any Lot Sale Contract except in accordance with its terms upon default thereunder by the Builder, in which case, Borrower shall obtain the prior written consent of Lender to terminate such Lot Sale Contract.  Borrower shall obtain the prior written consent of Lender before entering into any agreement that amends, modifies or supplements any Lot Sale Contract.  Lender shall not unreasonably withhold or delay its consent to an amendment, modification or supplement of any Lot Sale Contract if Borrower shall have consented to such amendment, modification or supplement; provided, however, that Lender may withhold its consent, as determined by Lender in its sole discretion, to any amendment, modification or supplement to any Lot Sale Contract which (i) decreases the purchase price payable for any Lots, (ii) delays the acquisition of any Lot beyond the schedule or date(s) agreed in such Lot Sale Contract, (iii) could reasonably be expected to delay or impair the ability of Borrower to timely repay the Loan in accordance with the terms and conditions or the Loan Documents, (iv) violates any of the Loan Documents, or (v) in Lender’s opinion, materially and adversely affects Lender’s security for the Loan or the rights and benefits of Borrower under such Lot Sale Contract.

(t)           New Lot Sale Contracts.  Borrower shall obtain Lender’s prior written consent before entering into any Lot Sale Contract except for the Meritage Lot Sale Contract and the Lennar Lot Sale Contract.  Each Lot Purchaser must be either (i) an Approved Builder or (ii) another Person approved by Lender in its sole discretion.  For each Lot Sale Contract, the purchase price of the Lots, the timing of the take down schedule, if any, the other terms and conditions of each Lot Sale Contract relating to the purchase price and timing of payment for the Lots must be satisfactory to Lender in its sole discretion.  Concurrently with entering into any Lot Sale Contract and as a condition to Lender approving any Lot Sale Contract, Borrower shall execute and deliver to Lender, and shall cause the Lot Purchaser under the Lot Sale Contract, together with any title company or other escrow agent holding earnest money (in the form of cash, a letter of credit or otherwise) to execute and deliver to Lender, all of the following:  (i) an Assignment and Subordination Agreement, (ii) a Lot Purchaser Consent, and (iii) and, if Earnest Money is delivered or deposited in support of the Lot Sale Contract, an Earnest Money Assignment.  Borrower further agrees to enter into such amendments, modification or supplements to the Loan Documents in the form provided by Lender and to make such representations, warranties, covenants, that Lender deems necessary or desirable in connection with each such new such Lot Sale Contract.

(u)           Lot Sales Report.  Within ten (10) days after the end of each month, Borrower shall deliver to Lender, a sales report setting forth the sales status of each Lot.

(v)           Consultants. Borrower agrees that Lender may engage one or more consultants and whenever consent or approval by Lender is required under this Note, the consent or approval may be conditioned upon consent or approval by such consultants.  All costs of the consultants shall be borne by Borrower.  Borrower shall cooperate with the consultants and will use its best efforts to cause the design professionals, engineers, developers, contractors, project engineers and the employees of each of them to cooperate with the consultants and, upon request, will furnish the consultants whatever they may consider reasonably necessary or useful in connection with the performance of their duties, including permits, subcontracts, purchase orders, Lien waivers and other documents relating to the Mortgaged Property.  Borrower acknowledges and agrees that the duties of the consultants run solely to Lender and that the consultants shall have no obligations or responsibilities whatsoever to Borrower, any project engineer, any design professional, any contractor or to any of their respective affiliates or employees, or to any other Person.

(w)           Reimbursement Contract.  Borrower shall obtain Lender’s written consent prior to entering into or permitting any affiliate to enter into, any contract or agreement with any city, district or other governmental authority providing for the sharing, payment and/or reimbursement of the costs of planning and/or construction with respect to the Mortgaged Property such as, but not limited to, a municipal utility district or public improvement district reimbursement agreement (each, a “Reimbursement Contract”) or prior to becoming an assignee of, or otherwise becoming entitled to receive proceeds under, any such Reimbursement Contract.  As a condition to giving its prior written consent, Borrower agrees that Lender may require, in its sole discretion, that (i) the Reimbursement Contract and/or the proceeds therefrom or related thereto be assigned to Lender to be applied to reduce Borrower’s obligations hereunder pursuant to a form of assignment satisfactory to Lender in form and substance and filed of record, and/or (ii) the proceeds therefrom or related thereto be used for any business purposes specified by Lender.  Notwithstanding anything else to the contrary contained herein or in any other Loan Document, in no event shall any Reimbursement Contract require or result in a subordination of Lender’s Lien against the Mortgaged Property.  Borrower agrees to, and agrees to cause its affiliates to, execute, enter into and deliver to Lender any additional agreements or assignments that Lender may request in order to facilitate the obligations of Borrower under this Section.  If despite an assignment to Lender, Borrower receives any reimbursement or other proceeds resulting from a Reimbursement Contract assigned to Lender, then Borrower agrees to immediately pay over to Lender the full amount of such proceeds, which shall be applied by Lender to reduce Borrower’s obligations owed to Lender under this Note and the other Loan Documents, until all such obligations have been paid in full.  Borrower shall not amend or modify, or permit to be amended or modified, any Reimbursement Contract without Lender’s prior written consent.

(x)           Title Policy.  Borrower shall cause the title company to issue and deliver to Lender, the Title Policy within forty-five (45) days after the Effective Date.

10.           WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THIS NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

11.           Default.

(a)           For purposes of this Note, the following events shall constitute an “Event of Default”:

(i)           except for Accrued Interest Payments due during any period when Accrued Interest Payments are made by Lender pursuant to Section 4(b), the failure of Borrower to make any payment required by this Note in full on or before the tenth (10th) day following the date such payment is due (or declared due pursuant to the terms of this Note), whether on or prior to the Maturity Date; or

(ii)           any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower contained in this Note or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or

(iii)           Borrower shall fail to perform or observe any covenant or agreement contained in this Note or any other Loan Document that is not separately listed in this Section 11(a) as an Event of Default, and the same remains unremedied for ten (10) days thereafter; or

(iv)           any “event of default” or “default” occurs under any Loan Document other than this Note that is not otherwise covered by another subsection of this Section 11(a); or

(v)           the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower, the General Partner, the Manager or UDF in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower, the General Partner, the Manager or UDF for any substantial part of their respective properties or the Mortgaged Property, or ordering the winding up or liquidation of such Person’s affairs; or

(vi)           the commencement by Borrower, the General Partner, the Manager or UDF of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower, the General Partner, the Manager or UDF for any substantial part of their respective properties or the Mortgaged Property, or the making by Borrower, the General Partner, the Manager or UDF of any assignment for the benefit of creditors, or the admission by Borrower, the General Partner, the Manager or UDF in writing of the inability to pay its debts generally as they become due; or

(vii)
the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of the assets of Borrower, the General Partner, the Manager or UDF, or against the Mortgaged Property, in a proceeding brought against or initiated by Borrower the General Partner, the Manager or UDF, or against the Mortgaged Property; or

(viii)           if Borrower the General Partner, the Manager or UDF is liquidated or dissolved or winds up its affairs, or the sale or liquidation of all or substantially all of the assets of Borrower, the General Partner, the Manager or UDF; or

(ix)           any “default” or “event of default” not cured within the grace period, if any, for such default or event of default, shall occur under (A) any credit agreement, loan agreement, promissory note, or other document evidencing Indebtedness for borrowed money incurred by Borrower, or (B) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing security or collateral for Indebtedness, executed by Borrower, or (C) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower is a party, if Lender or any of its affiliates is also a party to such agreement (the terms “default” and “event of default” having the meaning given to such terms in any of the agreements described above); or

(x)           in Lender’s opinion, any material adverse change occurs in the financial condition or business of Borrower; or

(xi)           any Loan Document ceases to become valid and binding for any reason; or

(xii)           a Disposition of any Lot occurs without payment to Lender of the applicable Partial Release Price  or other amount of payment required; or

(xiii)           Borrower suffers the entry against it of a final judgment for the payment of money in excess of $50,000 which is not covered by insurance which is not paid in full within ten (10) days thereafter; or

(xiv)           Borrower suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its properties, assets or the Mortgaged Property or any other Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or

(xv)           in Lender’s opinion, the prospect for payment or the prospect for performance with respect to this Note or any other agreement that Borrower may have with Lender is impaired and Lender so notifies Borrower in writing.

(b)           Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note.  During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and any and all sureties, guarantors and endorsers of this Note, and/or (ii) exercise any or all of its rights under all or any of the Loan Documents, and/or (iii) refuse to advance any funds hereunder or to fund any Interest Reserve hereunder, and/or (iv) exercise any or all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code.  No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c)           If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the Debt represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under this Note.

12.           Usury Laws.                       Notwithstanding anything to the contrary contained in this Note or any other Loan Document:

 It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Debt, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law.  If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Debt, including by reason of the acceleration of the maturity or the prepayment thereof, then it is the express intent of Borrower and Lender that all amounts charged in excess of the Highest Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Highest Lawful Rate, either credit such excess interest against the Debt then owing by Borrower to Lender and/or refund such excess interest to Borrower.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Debt then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or any other part of the Debt. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.  The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Debt.

13.           Indemnity; Release.  Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with this Note and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED IN WHOLE OR IN PART UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER;

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.  If any Person (including Borrower) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.  As used in this section, the term “Lender” shall refer not only to the Person designated as such in this Note but also to each partner, director, officer, attorney, employee, representative and affiliate of such person.

FOR GOOD AND VALUABLE CONSIDERATION SET FORTH HEREIN, INCLUDING THE PROMISES, AGREEMENTS, COVENANTS, REPRESENTATIONS AND OBLIGATIONS SET FORTH IN THIS NOTE AND THE OTHER LOAN DOCUMENTS, BORROWER HEREBY RELEASES AND FOREVER DISCHARGES, AND COVENANT NOT TO SUE OR FILE ANY CHARGES OR CLAIMS AGAINST, LENDER FOR ANY AND ALL EXISTING OR FUTURE CLAIMS, DEMANDS AND CAUSES OF ACTION, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, KNOWN OR UNKNOWN, PENDING OR THREATENED, FOR ALL EXISTING AND FUTURE DAMAGES AND REMEDIES ARISING OUT OF OR IN ANY WAY ASSOCIATED WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE LOAN MADE PURSUANT HERETO AND THERETO.

14.           Mutual Understanding.  Borrower represents and warrants to Lender that it fully understands the terms and provisions hereof, have had an opportunity to review this Note and the other Loan Documents with legal counsel and has executed this Note and the other Loan Documents based on its own judgment and advice of counsel.  If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Borrower and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Note.

15.           Further Assurances.  Borrower will, at its expense, to promptly execute and deliver to Lender, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, in compliance with or accomplishment of the agreements of Borrower under this Note and the other Loan Documents as Lender shall request.

16.           Cumulative Remedies.  All rights and remedies that Lender is afforded by reason of this Note are separate and cumulative with respect to Borrower and may be pursued separately, successively, or concurrently, as Lender deems advisable.  In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

17.           Notice.  All notices and other communications under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, delivered personally by hand, or delivered by nationally recognized overnight delivery service addressed to Borrower at 1301 Municipal Way, Suite 200, Grapevine, Texas 76051, Facsimile No. (817) 835-0383 or to Lender at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, Facsimile No. 817) 835-0383 or, with respect to any party, to such other address as a party may have delivered to the other parties for purposes of notice.  Each notice or other communication will be treated as effective and as having been given and received (a) if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon written or electronic confirmation of facsimile transfer, (c) if delivered personally by hand, upon written or electronic confirmation of delivery from the Person delivering such notice or other communication, or (d) if sent by nationally recognized overnight delivery service, upon written or electronic confirmation of delivery from such service.

18.           Enforcement and Waiver by Lender.  Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times.  The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same.

19.           CHOICE OF LAW.  EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

20.           JURISDICTION; VENUE.  BORROWER IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE DISTRICT COURTS OF TARRANT COUNTY, TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, TARRANT DIVISION (THE “SPECIFIED COURTS”).  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SPECIFIED COURTS.  BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT OR HE MAY NOW OR HEREAFTER HAVE THAT THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH SPECIFIED COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND HEREBY IRREVOCABLY AGREES TO A TRANSFER OF ALL SUCH PROCEEDINGS TO THE SPECIFIED COURTS.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST  BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

21.           Counterparts.  This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

22.           Severability.  If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

23.           Amendments; Waivers.  No amendment or waiver of any provision of this Note nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected person, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

24.           Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower and their respective successors and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not be entitled to transfer or assign this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower or any of their respective affiliates.  Should the status, composition, structure or name of Borrower change, this Note and the other Loan Documents shall continue to be binding upon such Person and also cover such Person under the new status composition, structure or name according to the terms hereof and thereof.

25.           Captions.  The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

26.           Number of Gender of Words.  Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

27.           ENTIRE AGREEMENT.  THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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37104.1/316024v1
Secured Promissory Note – Indian Springs

This Note has been executed on this the _____ day of January, 2010, effective for all purposes as of the Effective Date.

BORROWER:	HLL LAND ACQUISITIONS OF TEXAS, L.P.
a Texas limited partnership

By:  HLL Development, LLC,
        a Texas limited liability company
Its:   General Partner

By:   United Development Funding II, Inc.,
         a Delaware corporation
Its:    Manager

  By:       /s/ Ben Wissink
              Name:  Ben Wissink
  Its:       Vice President

37104.1/316024v1
Secured Promissory Note – Indian Springs

This Note has been executed on this the _____ day of January, 2010, effective for all purposes as of the Effective Date.

THE GENERAL PARTNER:

HLL Development, LLC, a Texas limited liability company, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to HLL Development, LLC in its capacity as the General Partner, as such term is defined under this Note, and (ii) makes the representations, warranties, covenants and agreements in this Note which are applicable to HLL Development, LLC in its capacity as the General Partner, as such term is defined under this Note.

HLL DEVELOPMENT, LLC,
a Texas limited liability company

By:  United Development Funding II, Inc.
Its:  Manager

        By:          /s/ Ben Wissink
                Name:      Ben Wissink
        Its:           Vice President

37104.1/316024v1
Secured Promissory Note – Indian Springs

This Note has been executed on this the _____ day of January, 2010, effective for all purposes as of the Effective Date.

THE MANAGER:

United Development Funding II, Inc., a Delaware corporation, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to United Development Funding II, Inc., in its capacity as the Manager, as such term is defined under this Note, and (ii) makes the representations, warranties, covenants and agreements in this Note which are applicable to United Development Funding II, Inc., in its capacity as the Manager, as such term is defined under this Note.

UNITED DEVELOPMENT FUNDING II, INC.,
a Delaware corporation

        By:          /s/ Ben Wissink
            Name:      Ben Wissink
           Its:                Vice President

37104.1/316024v1
Secured Promissory Note – Indian Springs

The terms of this Note are hereby accepted by Lender.

LENDER:                                                      UNITED DEVELOPMENT FUNDING IV
a real estate investment trust organized under thelaws of the state of Maryland

        By:         /s/ Hollis M. Greenlaw
                Name:    Hollis M. Greenlaw
        Its:         Chief Executive Officer

37104.1/316024v1
Secured Promissory Note – Indian Springs